EXHIBIT 10.38

PURCHASING AGREEMENT

          This Purchasing Agreement (the “Agreement”) dated as of the 31 day of January, 2003, by and among the undersigned, PROLONG SUPER LUBRICANTS, INC., 6 Thomas, Irvine, California  92618, a Nevada corporation (hereinafter called “CLIENT”) and FIRST CAPITAL CORPORATION which does business in California as FC Commercial Corporation, an Oklahoma corporation (hereinafter called “PURCHASER”).  CLIENT and PURCHASER agree as follows:

1.       PURPOSE OF AGREEMENT.

          CLIENT desires to obtain financing in the amount of One Million Five Hundred Thousand and No/100 Dollars($1,500,000.00)(the “Purchasing Limit”) by selling and assigning to PURCHASER Accounts (as hereinafter defined) at a discount below face value.

2.       DEFINITIONS.

          “Account” means and includes all of CLIENT’S present and future right to payment for goods, merchandise, or inventory sold, rented, or leased, or for services rendered, including without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.  This definition shall include the definition of “accounts” as that term is used in the Uniform Commercial Code in each state in which the Collateral is located.

          “Advances” means all funds remitted to CLIENT by PURCHASER and at CLIENT’S request from the sale and assignment of certain of CLIENT’S  Accounts to PURCHASER.

          “Base Rate” means Base Index plus two and one-quarter percent (2.25%).

          “Base Index” means the higher of (but in no event less than four and three-quarters percent (4.75%) per annum):

(A)

the highest prime rate published daily in  The Wall Street Journal under “Money Rates” or in such other nationally published source as PURCHASER may, from time to time hereafter, reasonably designate in writing, whether such rate is actually ever charged or paid; or

(B)

in the event governmental actions are instituted that unduly control market forces, the rate for 90-day dealer-placed commercial paper (or the mid-point in the range of such rate, if more than one rate is published), as then most recently quoted either in the Federal Reserve Rate Report which customarily appears in the Friday issue of  The Wall Street Journal under “Money Rates” or in such other nationally published source as PURCHASER may, from time to time hereafter, reasonably designate in writing.

          “Customer” means CLIENT’S customer or the account debtor.

          “Collateral” means the intangible or tangible property given as security to PURCHASER by CLIENT for any obligations and liabilities of CLIENT to PURCHASER under the Agreement as further defined in Section 5 herein.

          “Customer Dispute” means any claim by a Customer against CLIENT, of any kind whatsoever, valid or invalid, that  reduces the amount collectible from Customer by PURCHASER.

          “Liabilities” means any and all Advances, obligations and indebtedness of CLIENT to PURCHASER of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect and whether arising or existing under written or oral agreement or by operation of law.

3.       PURCHASE:  GENERAL TERMS.

          3.1     Purchasing Fee.    CLIENT agrees to offer and sell and PURCHASER agrees to buy certain Accounts from CLIENT at a discount (“Purchasing Fee”) of one-quarter of one percent (.25%) of PURCHASER’S total monthly average Advances outstanding.  Such fee shall be charged against CLIENT’S reserve account on the first day of each month.

          3.2     Reserve.     PURCHASER may reserve and withhold an amount in a reserve account equal to twenty-five percent (25.0%) of the gross face amount of all Accounts purchased (“Reserve”).  Said Reserve may be held by PURCHASER and applied by PURCHASER against charge-backs or any obligations of CLIENT to PURCHASER, or until any reasonably anticipated claims are fully paid and satisfied.   The net balance of the Reserve will be made available to CLIENT on a daily basis pursuant to 3.5(B).  CLIENT gives to PURCHASER a security interest in this Reserve, which secures all obligations arising under this Agreement.

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          3.3     Approval.  PURCHASER reserves the right not to purchase an Account unless such Account is first submitted to PURCHASER by CLIENT for approval, which approval shall not be unreasonably withheld.  Notwithstanding, PURCHASER is not obligated to buy any Account from CLIENT.

          3.4     Sole Property.     Upon the purchase of an Account by PURCHASER, all payments on said Account shall be the sole property of PURCHASER.  Any interference by CLIENT with this payment may result in civil and/or criminal liability.

          3.5     Additional Fees/Discounts and Reserve Program.     PURCHASER will fund to CLIENT seventy-five percent (75.0%) of the face value of each Account.  The Reserve will be deducted by PURCHASER from the Accounts at the time of purchase.  Additional fees/discounts may be taken by PURCHASER from the Reserve as described in (A) through (E)  below.  PURCHASER retains the right in its sole absolute discretion, and in respect of which PURCHASER shall have no Liability, to revise said Reserve from time to time if in PURCHASER’S judgment it is necessary to protect CLIENT with regard to any obligations owing by CLIENT to PURCHASER, or to protect PURCHASER against possible returns, claims or defenses of CLIENT’S Customers or any other contingencies.

          (A)     CLIENT shall pay PURCHASER an additional fee based on the  daily balance of outstanding Liabilities multiplied by the Base Rate.  The fee shall be computed on the basis of actual days elapsed  and a 360-day year.  The Base Index in effect shall be determined by PURCHASER on a daily basis, with adjustments to such BASE INDEX to be made on the same date as any change in the Base Index is determined by PURCHASER, which index shall be used in computing the Base Fee which is payable until the next announced change in the Base Index.  Such fee will be calculated monthly and charged against CLIENT’S Reserve.

          For the purpose of computing fees hereunder payments shall be applied by PURCHASER on account of the Liabilities three (3) business days after same have been deposited into PURCHASER’S operating bank account, and no such item received by PURCHASER shall constitute payment to PURCHASER unless such item is actually collected by the bank at which PURCHASER maintains its operating account and such collection is credited to PURCHASER’S account.  Notwithstanding anything to the contrary herein, all such items of payment shall, solely for the purpose of determining the occurrence of an Event of Default, be deemed received upon actual receipt by PURCHASER, unless the same is subsequently dishonored for any reason whatsoever.  All payments made by or on behalf of and all credits due any CLIENT may be applied and reapplied in whole or in part to any of the Liabilities to the extent and in the manner PURCHASER deems advisable.

          (B)     The net balance of Reserve funds shall be paid in accordance with the provisions of Article 3.2.  The Reserve releases will be made available by PURCHASER to CLIENT each business day.  Reserve releases are made only on Accounts that are paid by Customers or Accounts that are charged back, repurchased or otherwise settled by CLIENT in full.  Reserve releases are subject to the computer closing date for that period which is usually several days prior to the stated release dates.

          If an Event of Default has occurred and is continuing, or, in the event CLIENT shall cease selling Accounts to PURCHASER, PURCHASER shall not pay the amount in the Reserve to CLIENT until all Accounts have been collected or  PURCHASER has determined, in its sole and commercially reasonable discretion, that it will make no further efforts to collect any Accounts and all sums due PURCHASER hereunder have been paid.

          (C)     CLIENT agrees to pay PURCHASER a facility fee of three-quarters of one percent (.75%) of the Purchasing Limit. The facility fee shall be charged against the CLIENT’S Reserve at closing and at the beginning of year two (2) and, upon renewal, each subsequent year thereafter.

          (D)     During the term of this Agreement, CLIENT shall pay to PURCHASER an audit fee of Five Hundred and No/100 Dollars ($500.00) each day an examination is in progress, plus all of PURCHASER’S actual out-of-pocket expenses incurred while performing field examinations.  The audit fee shall be charged against the CLIENT’S Reserve.

          (E)     During the term of this Agreement, CLIENT agrees to adopt, utilize, and abide by any available internet reporting systems provided for its use by PURCHASER.  CLIENT shall have ninety (90) days following notification by PURCHASER that an internet reporting system is in place to make any necessary adjustments to its systems and to begin providing all reports and collateral information to PURCHASER via such internet systems proscribed by PURCHASER.  If CLIENT fails to report as required within the initial ninety (90) day period or at any time thereafter, CLIENT agrees to pay to PURCHASER a monthly fee of Three Hundred and No/100 Dollars ($300.00).   Said fee shall be charged against CLIENT’S Reserve.

          3.6     CLIENT agrees that the total of the net average outstanding balance of Advances for the month shall not be less than Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00).  If the net average outstanding Advance balance for the month is below Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00), then the CLIENT will pay a fee calculated as follows: Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) minus actual average Advance balance multiplied by one-quarter of one percent (.25%).

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This fee will be calculated monthly and charged against CLIENT’S reserve account on the first day of the month following execution hereof and on the same day of each month and every succeeding month thereafter during the term hereof and at maturity.

          3.7     Required Forms.     When CLIENT offers a schedule of Accounts to PURCHASER for sale, PURCHASER shall receive an original invoice and a copy thereof, a copy of the bill of lading, shipping document or proof of delivery, and contract, purchase order, and/or a purchase order number which corresponds with said invoice(s), as appropriate to the business of CLIENT.

          3.8     Repurchase of Accounts.     CLIENT will repurchase from PURCHASER any and all Accounts not paid within ninety (90) days from date of invoice* at One Hundred Percent (100%) face value in one of the following manners or combination thereof at PURCHASER’S option: (1) By submitting new Accounts, (2) By deducting said amount from the Reserve release due CLIENT, or (3) By requesting  payment from CLIENT.  All short payments, discounts and any other obligations CLIENT may have to PURCHASER will be deducted in the same manner.

*	Accounts generated by the Auto Zone shall have a one hundred twenty (120) day eligibility window.
Accounts generated by Advanced Auto shall have a one hundred thirty-five (135) day eligibility window.

          Notwithstanding the repurchase of an Account by CLIENT, any such Account so repurchased shall remain as Collateral in which the security interest of PURCHASER shall continue as provided for under this Agreement.

          3.9     Reimbursable Expenses.     PURCHASER incurs certain routine expenses and audit fees in the course of performing its functions with respect to the Accounts, a portion of which PURCHASER shall be entitled to deduct from the Reserve account.  However, PURCHASER shall not be entitled to any deductions for routine expenses not specifically listed in this paragraph.  The following is an itemization of the routine deductions to which PURCHASER shall be entitled:  all reasonable out-of-pocket travel expenses of auditors for each field examination performed, long distance telephone charges, reasonable legal fees incurred in collecting the Accounts, postage, credit reports, wire transfers, overnight mail delivery, UCC searches, tax lien searches, filing fees, ACH transfers, incoming wires, returned items, bank charges and over advance fees.

          3.10    Notification.     PURCHASER is hereby authorized, at its full discretion, to notify any Customer of  CLIENT that PURCHASER has purchased the Customer’s Account and that the Customer must make payments directly to PURCHASER.

          3.11    Assignment.     CLIENT shall from time to time sell, transfer and assign Accounts to PURCHASER and said Accounts shall be identified by separate and subsequent written assignments on a form to be provided to CLIENT by PURCHASER and reasonably acceptable to CLIENT.

          3.12    Double Payments.     Should PURCHASER receive a double payment on an Account or other payment which is not identified, PURCHASER shall carry these sums as open items and shall return them to said payor upon proper identification.  After six months following receipt of such payments, PURCHASER may, if it so elects, consider such payment or unidentified items as credits towards any outstanding obligations of CLIENT.

          3.13    Maximum Account.     The outstanding amount in CLIENT’S account with PURCHASER (that is, Accounts purchased by PURCHASER from CLIENT and not yet paid by Customer) shall not exceed the sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), except PURCHASER may purchase additional Accounts from or advance additional sums to CLIENT as PURCHASER may from time to time at PURCHASER’S sole discretion determine.

4.       TERMINATION

          This Agreement shall continue in effect for two (2)years from the initial purchase date hereof (the “Termination Date”) and shall be automatically renewed for successive periods of one (1) year (the “Renewal Termination Date”) unless terminated as follows:

          (a)     PURCHASER may terminate the Agreement at any time after the date of this Agreement by giving CLIENT sixty (60) days prior written notice of such termination, by certified mail; or

          (b)     Except as detailed in Section 4(c), CLIENT may terminate this Agreement on the Termination Date or any Renewal Termination Date by giving PURCHASER sixty (60) days prior written notice of such termination, by certified mail; or

          (c)     CLIENT may terminate this Agreement upon five (5) days prior written notice to PURCHASER, by certified mail, should PURCHASER  fail to purchase less than fifty percent (50.0%) of the Accounts offered for sale by CLIENT to PURCHASER within any sixty (60) consecutive day period during the term of this Agreement; or

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          (d)     Upon the occurrence of any Event of Default by CLIENT, PURCHASER may terminate this Agreement immediately, without notice.  Upon the effective date of termination, whether such termination is pursuant to the occurrence of an Event of  Default or otherwise, all obligations shall become immediately due and payable without notice or demand.

          No termination of this Agreement, however occurring, shall affect Liabilities and obligations of CLIENT or the rights, powers and remedies of PURCHASER under this Agreement or the security interest granted PURCHASER hereunder with respect to existing or future Collateral, until all Accounts have been paid by Customers or CLIENT to PURCHASER and until all Liabilities or obligations of CLIENT to PURCHASER are paid or otherwise satisfied in full.

5.       GRANT OF SECURITY INTEREST.

          To induce PURCHASER to enter into this Agreement, CLIENT gives to PURCHASER as collateral for the repayment of any and all its obligations and Liabilities to PURCHASER a security interest in CLIENT’S present and future accounts, instruments, documents, chattel paper, general intangibles, deposit accounts, investment property, commercial tort claims, letter of credit rights, letters of credit and inventory, as more fully described as follows: (hereafter collectively called Collateral): (a)  all  Accounts, whether now existing or hereafter arising; all chattel papers, documents and instruments, whether now existing or hereafter arising relating to Accounts; all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to Accounts or such chattel papers, documents and instruments;  (b)  all  general intangibles of any kind, whether now existing or hereafter arising; all chattel papers, documents and instruments whether now existing or hereafter arising relating to general intangibles; all rights now or hereafter existing in and to all security agreements, leases, and contracts securing or otherwise relating to general intangibles or such chattel papers, documents and instruments;  (c)  all inventory in all of its forms, whether now owned or hereafter acquired, wherever  located, all accessions or additions thereto, products thereof, whether now owned or hereafter acquired; (d) all goods, machinery, equipment, furniture and fixtures in all of its forms, whether now owned or hereafter acquired and wherever located;  all parts thereof;  attachments, accessions and additions thereto;  and all replacements and substitutions therefor; and (e)  the proceeds, products, additions to, substitutions for and accessions of any property described in subparagraphs (a), (b), (c) and (d) above.

6.       GENERAL REPRESENTATIONS, WARRANTIES, AND COVENANTS.

          CLIENT warrants and/or covenants that during the term of this Agreement and so long as any Liabilities to PURCHASER remain unpaid that:

          (a)     CLIENT  is a corporation duly organized, existing, and in good standing under the laws of the state or country of its incorporation, as represented at the beginning of this Agreement, qualified or licensed to do business in all other countries, states and provinces in which the laws thereof require CLIENT to be so qualified and/or licensed, except to the extent that a failure to be so qualified or licensed would not have a material affect on CLIENT;

          (b)     CLIENT has not, during the preceding five (5) years preceding the Agreement, been at any other location or known as or used any other corporate or fictitious name, except as disclosed to PURCHASER.

          (c)     CLIENT has the corporate power and authority to make,  deliver  and perform this Agreement  and the other agreements hereunder and has taken all corporate action necessary to be taken by it to authorize the sale of its Accounts  on the terms and conditions of this Agreement;

          (d)    CLIENT’S business is solvent;

          (e)    CLIENT will file all federal, state and local tax returns and other reports CLIENT is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and other similar charges, and (unless being contested in good faith) pay promptly, when due, all such taxes, assessments, and other charges.

          (f)     At the time an Account is offered for sale by CLIENT to PURCHASER, said Customer’s business is, to the best of CLIENT’S information and knowledge, solvent;

          (g)    CLIENT is, at the  time  of  purchase  by  PURCHASER,  the lawful  owner  of  and  has  good  and  undisputed  title  to  the  Accounts  purchased  by PURCHASER;

          (h)    Each Account offered for sale to PURCHASER is an accurate and undisputed statement of obligations by Customer to CLIENT for a sum certain which is due and payable in thirty days or less or on such other terms, as are acceptable to PURCHASER in its discretion, which are expressly set forth on the face of all invoices;

          (i)     Each Account offered for sale to PURCHASER is an accurate statement of a bona fide sale, delivery and acceptance of merchandise or performance of service by CLIENT to Customer;

          (j)     CLIENT does not own, control or exercise dominion over, in any way whatsoever, the business of any Customer;

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          (k)    All financial records, statements, books or other documents of CLIENT shown to PURCHASER by CLIENT at any time, either before or after the signing of this Agreement are true and accurate in all material respects;

          (l)     CLIENT shall not, under any circumstances or in any manner whatsoever, interfere with any of PURCHASER’S rights under this Agreement;

          (m)   CLIENT shall offer all of its Accounts to PURCHASER and will not purchase or sell Accounts except to PURCHASER for the period of this Agreement;

          (n)    CLIENT will not transfer, pledge or give a security interest in nor permit any lien upon any of its Collateral to any other party, except as subordinated to PURCHASER;

          (o)     CLIENT shall not change or modify the terms of an original Account with any Customer unless PURCHASER first consents to such change in writing.  For example, CLIENT may not extend credit to a Customer beyond thirty days without prior written consent from PURCHASER;

          (p)     CLIENT will maintain such insurance covering CLIENT’S business and/or the property of CLIENT’S Customers as is customary for businesses similar to the business of CLIENT and, at the request of PURCHASER, name PURCHASER as loss payee of such insurance;

          (q)     CLIENT will notify PURCHASER in writing prior to any change in CLIENT’S place of business, or, if CLIENT has or acquires more than one place of business, or prior to any change in CLIENT’S principal executive office or the office or offices where CLIENT’S books and records concerning Accounts are kept;

          (r)     CLIENT will immediately notify PURCHASER of any proposed or actual change of CLIENT’S name, location, identity, legal entity or corporate structure;

          (s)     CLIENT will, when requested by PURCHASER, execute any written instruments and do any other things necessary to effectuate more fully the purposes and provisions of this Agreement, including without limitation, executing and filing financing statements in form and substance satisfactory to PURCHASER.  Furthermore, CLIENT authorizes PURCHASER to execute and file financing statements, as PURCHASER deems necessary, on CLIENT’s behalf;

          (t)     All of the Collateral is owned by CLIENT alone, free and clear of all liens, claims, security interest(s) or encumbrances except those granted to PURCHASER or those specifically disclosed in writing to PURCHASER;

          (u)     CLIENT will furnish  PURCHASER with financial  statements  and  such other  information  as reasonably  requested by PURCHASER  from  time  to time;

          (v)     CLIENT  will  furnish PURCHASER upon request satisfactory proof of payment (unless such amount is being disputed in good faith) and/or compliance with all Federal, State and/or local tax requirements;

          (w)     CLIENT will promptly notify PURCHASER of any attachment or any other legal process levied against CLIENT or any of CLIENT’S Customers known to CLIENT;

          (x)     CLIENT will not pledge the credit of PURCHASER to any person or business for any purpose whatsoever;

          (y)     CLIENT will, immediately upon sale of Accounts to PURCHASER, make proper entries on its books and records disclosing the absolute sale of said Accounts to PURCHASER;

          (z)     CLIENT’S Federal Employment Identification Number is 88-0250473.

7.       DISPUTED  ACCOUNTS.

          7.1     Payment.     CLIENT  will  immediately  pay to PURCHASER the full amount of any Account subject to a Customer Dispute of any kind whatsoever.

          7.2     Charge-Back.     If CLIENT does not fully settle a Customer Dispute promptly and in good faith, PURCHASER may, in addition to any other remedies under this Agreement, charge or sell back the Account to CLIENT.

          7.3     Invoicing Error.     Mistaken, incorrect and erroneous invoicing, submitted by CLIENT to PURCHASER may, at PURCHASER’S discretion, be deemed an Account subject to a Customer Dispute and be charged-back to CLIENT.

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          7.4     Notice and Settlement.     CLIENT must immediately notify PURCHASER of any disputes between Customer and CLIENT.  PURCHASER may settle any dispute directly with Customer.  Such settlement does not relieve CLIENT of final responsibility for payment of such Account.

          7.5     Charge-Back Statement.     PURCHASER shall identify in writing all charge-backs and provide to CLIENT a written statement thereof.  Said statement shall be deemed an “ACCOUNT STATED” between CLIENT and PURCHASER as to said charge-backs except for any errors of which CLIENT shall have notified PURCHASER in writing within fifteen (15) days after the date of receipt by CLIENT of said statement.

8.       CONFIDENTIALITY; DISPOSAL OF DOCUMENTS.

          8.1     Confidentiality.  PURCHASER agrees to hold in confidence and trust and not to disclose any confidential information provided by CLIENT to PURCHASER or learned directly or indirectly in connection with PURCHASER’S rights under this Agreement or any documents related hereto (including, but not limited to, confidential information provided by PURCHASER prior to the date of this Agreement).  Notwithstanding the foregoing, PURCHASER may disclose such confidential information on a need-to-know basis to further the purposes of this Agreement to its employees and advisors who are under an obligation of confidentiality.  Confidential information does not include information, technical data or know-how which (i) is in the possession of PURCHASER at the time of disclosure as shown by PURCHASER’S files and records immediately prior to the time of disclosure; (ii) prior or after the time of disclosure becomes public knowledge, not as a result of any action or inaction of PURCHASER; (iii) is approved for release by CLIENT; or (iv) is required to be produced by PURCHASER pursuant to statute, regulation, subpoena, criminal or civil investigative demand or similar process, provided that PURCHASER provides CLIENT with prompt written notice of such requirement to enable CLIENT to seek (with the cooperation and reasonable efforts of PURCHASER) a protective order, confidential treatment or other appropriate remedy.  Notwithstanding, PURCHASER shall not be required to provide notice of a subpoena issued by a state or federal court to CLIENT if prohibited to do so by the subpoena or issuing agency.

          8.2     Disposal of Documents.  CLIENT authorizes PURCHASER, in its sole discretion (and subject to Section 8.1 herein), to make computer images of or to dispose of any documents, schedules, invoices or other papers delivered to PURCHASER in connection with this Agreement at any time after said documents, schedules, invoices or other papers have been delivered to PURCHASER.

9.       HOLD IN TRUST.

          CLIENT agrees that even though PURCHASER shall use its best efforts to notify all of CLIENT’s Customers of the sale and assignment by CLIENT to PURCHASER of certain Accounts, some payments may be sent directly to CLIENT which are the sole and exclusive property of PURCHASER.  In such circumstance CLIENT promises not to negotiate said check or other forms of payment, but to hold same in trust and safekeeping for the benefit of PURCHASER and to turn over to PURCHASER the exact form of payment received.  That is, CLIENT agrees to turn over to PURCHASER promptly in kind any such check or other form of payment(s) which are property of PURCHASER.

          In the event CLIENT receives a check, or other form of payment owing to PURCHASER, but some portion of said payment is owing to CLIENT, CLIENT agrees to turn over said payment in kind to PURCHASER, and PURCHASER will remit CLIENT’S portion thereof, provided that CLIENT is not indebted to or in Default with PURCHASER.

10.    FINANCIAL  RECORDS; AUDITS.

          10.1     CLIENT shall keep books of accounts and prepare financial statements and shall cause to be furnished to PURCHASER the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principles, unless CLIENT’S certified public accountants concur in any changes therein and such changes are disclosed to PURCHASER and are consistent with then generally accepted accounting principles): (I) as soon as available, but not later than ninety (90) days after the close of each fiscal year of CLIENT hereafter, audited financial statements of CLIENT, including balance sheet, income statement, as at the end of such year provided by a firm of independent certified public accountants reasonably acceptable to PURCHASER and selected by CLIENT; (ii) as soon as available, but not later than thirty (30) days after the end of each month hereafter, an unaudited balance sheet, a year-to-date income statement, fairly presenting the financial position and results of operations of CLIENT for such period; and (iii) such other data and information (financial and otherwise) as PURCHASER, from time to time, may reasonably request, bearing upon or related to the Collateral, CLIENT’S financial condition and/or results of operations.

          10.2     PURCHASER (by any of its officers, employees or agents) shall have the right, at any time during CLIENT’S usual business hours, to inspect any of the business locations or premises of CLIENT, the Collateral, all books and records related to the Accounts or the collection thereof, as well as those related to CLIENT’S general business and financial condition, and the right at any time to discuss CLIENT’S affairs and finances and the Accounts with any attorney, accountant, creditor or Customer of CLIENT within the parameters of Section 8.1.

11.    CONDITIONS PRECEDENT

          11.1     Conditions of Initial Purchase.   The obligation of PURCHASER to make any purchase of Accounts under  the Agreement on the closing date is subject to the satisfaction of the following conditions precedent:  (a)   All Uniform Commercial Code  financing statements required or, in PURCHASER’S opinion, advisable to be filed in order to create, in favor of the PURCHASER, a perfected lien

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on the Collateral with respect to which a lien can be perfected by means of filing a Uniform Commercial Code financing statement (or for the filing of an application for certificate of title), shall have been properly filed in each office in each jurisdiction in which such filings are  required or, in PURCHASER’S opinion, advisable; and (b) all other documents and legal matters in connection with the transactions contemplated by the Agreement and the other agreements shall be satisfactory in form and substance to PURCHASER and its counsel.

12.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.

          12.1     Events of Default.   The occurrence of any one or more of the following events shall constitute  an “Event of  Default” :  (a) CLIENT shall receive payment on any Account and fails to deliver said payment to PURCHASER; (b)  CLIENT or any person that is a guarantor of CLIENT shall fail to pay any obligations to PURCHASER when due and payable or declared due and payable;  (c)  CLIENT shall breach any material term, provision, covenant, warranty or representation under this Agreement, or under any other agreements, contracts between CLIENT and PURCHASER or obligation of CLIENT to PURCHASER which cannot be cured or resolved within ten (10) days after notice of such breach by PURCHASER to CLIENT;  (d) the appointment of any receiver or trustee of all or a substantial portion of the assets of CLIENT;  (e)  CLIENT shall become insolvent or unable to pay debts as they mature, shall make a general assignment for the benefit of creditors or shall voluntarily file under any bankruptcy or similar law;  (f) any involuntary petition in bankruptcy shall be filed against CLIENT and not be dismissed or stayed  within 60 days;  (g) any levies of attachment, executions, tax assessments or similar process shall be issued against the Collateral and  shall not be released within ten days thereof;  (h) any financial statements, profit and loss statements, borrowing certificates or schedules, or other statements furnished by CLIENT to PURCHASER prove false or incorrect in any material respect; (I)  CLIENT shall refuse to provide any financial statements, profit and loss statements, borrowing certificates or schedules, or other statements required by PURCHASER;  (j) any guarantor of the liabilities and obligations shall be in default under any agreements to which it is a party, or demand is made on any such guarantor under the terms of any guaranty to which guarantor is a party; or (k) there shall occur any change in the ownership control of CLIENT.

          12.2     Remedies.   Upon and after an Event of Default, PURCHASER shall have the following rights and remedies: (a) All  of  the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative, and non exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement and in all of the other agreements; (b)  The right to open mail to CLIENT and collect any and all amounts due CLIENT from Account Debtors; (c)  The right to (I) enter upon the premises of CLIENT, without any obligation to pay rent, through self-help and without  judicial process,  without  first obtaining a final judgment or giving CLIENT notice and opportunity for a hearing on the validity of PURCHASER’S claim, or any other place or places where the Collateral is located and kept,  and remove the Collateral  therefrom to the premises of PURCHASER or any agent of PURCHASER,   for  such  time  as  PURCHASER  may  desire, in order to effectively collect or liquidate the Collateral,  and/or  (ii) require CLIENT to assemble the Collateral and make it available to PURCHASER at a place to be designated by PURCHASER,  in its sole discretion; (d)  The right to (I) demand payment of the Accounts; (ii) enforce payment of the Accounts, by  legal proceedings or otherwise; (iii) exercise all the  CLIENT’S rights and remedies with respect to the collection of the Accounts; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle,  adjust or compromise any legal proceedings brought to collect the Accounts;  (vi)  if permitted by applicable law, sell or assign the Accounts;  (vii)  discharge and release the Accounts; (viii) take control, in any manner, of any item of payment or proceeds referred to  in Section 3.8; (ix) prepare, file and sign CLIENT’S name on any proof of claim in bankruptcy or similar document  against  any Account  Debtor; (x) prepare, file and sign CLIENT’S name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts;  (xi) do all acts  and  things  necessary, in PURCHASER’S  sole and commercially reasonable discretion, to fulfill CLIENT’S obligations under this Agreement; (xii) endorse the name of CLIENT upon any chattel paper,  document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts and inventory; (xiii) use  CLIENT’S stationery and sign the name of CLIENT to verifications of the Accounts and notices  thereof  to Account  Debtors; (xiv)  use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and inventory to which CLIENT has access; (xv) require CLIENT to repurchase the uncollected Accounts; (xvi) cease purchasing Accounts from CLIENT; and (xvii) reduce the advance rate on eligible Accounts;  (e)  The right to (I) sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as PURCHASER, in its sole and commercially reasonable discretion, may deem advisable; (ii) adjourn such sales from time to time, with  or without notice; (iii) conduct such sales on  CLIENT’S premises or elsewhere and use CLIENT’S premises without charge for such sales for such time or times as PURCHASER may see fit; (iv)  use, in connection with any assembly or disposition of the Collateral, without charge, CLIENT’S  labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral used by CLIENT and PURCHASER may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in  lieu of actual payment of such purchase price, may set off the amount of such price against the Liabilities.  The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys’ fees and expenses incurred by PURCHASER for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral and  second to Liabilities owed PURCHASER by CLIENT, and third, the balance, if any, shall be immediately remitted to CLIENT.   If any deficiency shall arise, CLIENT shall remain liable to PURCHASER therefor.

13.    MISCELLANEOUS.

          13.1     Expenses and Attorneys’ Fees.

          (a)       CLIENT will pay to PURCHASER a non-refundable fee in the amount of    Five Hundred and  No/100 Dollars ($500.00)  to cover any and all expenses and reasonable attorney’s fees that PURCHASER may incur in connection with the documentation of this transaction.

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          (b)       CLIENT agrees to pay all costs and expenses (including without limitation the reasonable attorney’s fees of PURCHASER’S legal  counsel) incurred by PURCHASER in connection with the interpretation and enforcement of PURCHASER’S rights under this Agreement, any other documents executed in connection with this Agreement, and all amendments, modifications and supplements thereof or thereto.

          13.2     Power of Attorney.     In order to carry out this Agreement and avoid unnecessary notification to Customers, CLIENT irrevocably appoints PURCHASER, or any person designated by PURCHASER, its special attorney in fact, or agent, with power of substitution, and with power to: (a) strike out CLIENT’S address on all invoices, accounts, etc. mailed to Customers and insert PURCHASER’S address;  (b)  receive and open all mail addressed to CLIENT or to CLIENT’S fictitious trade name via PURCHASER’S address, provided that PURCHASER provides copies of such mail to CLIENT; (c) endorse the name of CLIENT or CLIENT’S fictitious trade name on any checks or other evidences of payment that may come into the possession of PURCHASER on Accounts purchased by PURCHASER or pursuant to an Event of Default and on any other documents relating to any of the Accounts or to Collateral; (d) upon the happening and continuance of an Event of Default in CLIENT’S name, or otherwise, demand, sue for, collect, and give releases for any and all monies due or to become due on Accounts; (e) upon the happening and continuance of an Event of Default , compromise, prosecute, or defend any action, claim or proceeding as to said Accounts; (f) upon the happening of an Event of Default notify the Post Office authorities to change the address for delivery of mail addressed to CLIENT to such address as PURCHASER may designate; (g)  upon the happening and continuance of an Event of Default , sell in whole or in part for cash, credit or property to others or to itself at any public or private sale with respect to or otherwise deal with any of the Collateral as fully and completely as if PURCHASER were the absolute owner thereof;  (h) upon the happening and continuance of an Event of Default, from time to time offer a trade discount to CLIENT’S Customers;  (i)  do any and all things necessary and proper to carry out the purpose intended by this Agreement.  The authority granted PURCHASER shall remain in full force and effect until all assigned and purchased Accounts are paid in full and any obligations of CLIENT to PURCHASER is discharged.

          13.3     Hold Harmless.     CLIENT shall hold PURCHASER harmless against any Customer’s ill will arising from PURCHASER’S collecting or attempting to collect any Accounts in a commercially reasonable manner.

          13.4     Binding on Future Parties.     This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties to it.

          13.5     Cumulative Rights.     All rights, remedies and powers granted to PURCHASER in this Agreement, or in any note or other agreement given by CLIENT to PURCHASER, are cumulative and may be exercised from time to time as to all or any part of the pledged Collateral as PURCHASER in its discretion may determine.

          13.6     Written Waiver.     PURCHASER may not waive its rights and remedies unless the waiver is in writing and signed by PURCHASER.  A waiver by PURCHASER of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

          13.7     Severability.     If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though such provision had not been incorporated herein.

          13.8     Governing Law; Jurisdiction; Venue, Waiver of Jury Trial and Service of Process.

          (A)   THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, APPLICABLE TO AGREEMENTS EXECUTED, DELIVERED AND PERFORMED WITHIN SUCH STATE, AND CLIENT HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN LOS ANGELES COUNTY, CALIFORNIA, AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON CLIENT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE CERTIFIED MAIL DIRECTED TO CLIENT AT ITS ADDRESS AS IT APPEARS AT THE BEGINNING OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U. S. MAILS, CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID.  CLIENT WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.  NOTHING IN THIS SECTION SHALL AFFECT PURCHASER’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT PURCHASER’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST CLIENT OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          (B)  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR

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DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO.  IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTIONS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PART TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          13.9     Entire Agreement.     This instrument contains the entire Agreement between the parties.  Any addendum or modification hereto will be signed by both parties and attached hereto.

          IN WITNESS WHEREOF, the parties hereunto have set their hand and seal as of the day and year specified at the beginning hereof.

PROLONG SUPER LUBRICANTS, INC.

By: /s/ ELTON ALDERMAN

Elton Alderman, President

CORPORATE SEAL

STATE OF CALIFORNIA

COUNTY OF ORANGE

          Before me, the undersigned authority, on this date personally appeared Elton Alderman, President of Prolong Super Lubricants, Inc., a Nevada corporation,  known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

          Given under my hand and seal this 31 day of January, 2003.

/s/ CHARLES WES HOWREY III

Notary Public

(S E A L)

My Commission Expires:
November 6, 2006

Commission No. 1383274

Accepted this 26 day of
February, 2003
at Oklahoma City, Oklahoma.

“PURCHASER”
FIRST CAPITAL CORPORATION
which does business in California as
FC Commercial Corporation

By:	/s/ REBECCA THOMPSON

Vice President

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CORPORATE
GUARANTY AGREEMENT

1.          The undersigned, PROLONG INTERNATIONAL CORPORATION,  having offices at 6 Thomas, Irvine, California 92618 (hereinafter called “Guarantor”) for value received, the receipt and sufficiency of which is hereby acknowledged, and to induce FIRST CAPITAL CORPORATION which does business in California as FC Commercial Corporation, an Oklahoma corporation, having offices at 3520 NW 58th Street, Oklahoma City, Oklahoma 73112  (hereinafter called “Purchaser”), at its option, at any time or from time to time, to extend trade credit, with or without security, to or for the account of PROLONG SUPER LUBRICANTS, INC., (hereinafter called “Client”), and at the special insistence and request of Purchaser, Guarantor hereby jointly, severally and unconditionally guarantees the prompt payment at maturity and the prompt performance when due of the following (hereinafter called the “Liabilities”):  All indebtedness, obligations and liabilities of any kind of Client to Purchaser.

2.          This guaranty is an absolute, complete and continuing one, and no notice of the Liabilities, of any extension of credit or of any financial accommodation already or hereafter contracted by or extended to Client need be given to Guarantor.  Client and Purchaser may amend, modify, supplement, rearrange, extend for any period and/or renew from time to time, any Liabilities without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on such Liabilities.  Guarantor hereby expressly waives presentment, demand, protest and notice of protest and dishonor on any and all forms of the Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of Purchaser being conclusively presumed by its request for this Guaranty Agreement and delivery of the same to it.

3.          This guaranty shall remain effective until this Guaranty Agreement has been expressly terminated.  Such termination shall be applicable only to transactions having their inception after the effective date of termination and shall not affect any rights or liabilities arising out of transactions having their inception prior to such date even if subsequent to such termination the Liabilities are modified, renewed, compromised, extended, or otherwise amended.  This guaranty shall not apply to any Liabilities created after receipt by Purchaser of written notice of its termination as to future transactions.

4.          Guarantor waives any right to require Purchaser  to (a) proceed against Client, (b) proceed against or exhaust any security held from Client, (c) have Client joined with Guarantor in any suit arising out of this Guaranty Agreement and/or any of the Liabilities, or (d) pursue any other remedy in Purchaser’s power whatsoever.  Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Client or any other guarantor of any of the Liabilities, other than satisfaction of the Liabilities, and shall remain liable hereon regardless of whether Client or any other guarantor be found not liable thereon for any reason.  Guarantor waives any right to enforce any remedy which Purchaser now has or may hereafter have against Client.

5.          If Guarantor fails to pay the Liabilities after notice by Purchaser of Client’s failure to pay any Liabilities at maturity or upon demand, and if Purchaser obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to Purchaser at Purchaser’s offices Purchaser’s reasonable attorneys’ fees.

6.          Notwithstanding anything to the contrary in this Guaranty Agreement, the Guarantor hereby irrevocably waives all rights Guarantor may have at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of the Purchaser) to seek contribution, indemnification, or any other form of reimbursement from the Client, any other guarantor, or any other person now or hereafter primarily or secondarily liable for any Liabilities of the Client to the Purchaser, for any disbursement made by the Guarantor under or in connection with this Guaranty Agreement or otherwise.

GUARANTY AGREEMENT - Page 1	Rev. 3/97

7.          This Guaranty Agreement is and shall be in every particular available to the successors and assigns of Purchaser and is and shall always be fully binding upon the successors and assigns of each Guarantor herein, notwithstanding that some or all of the Liabilities, the repayment of which this Guaranty Agreement applies, may be actually accrued or incurred by the Client after any bankruptcy, receivership, reorganization or other event affecting either Guarantor herein.

8.          Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, duly stamped and addressed to either Guarantor at the address of either Guarantor appearing on the records of Purchaser, in the U. S. mail, but actual notice, however given or received, shall always be effective.

9.          Guarantor is presently informed of the financial condition of the Client and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Liabilities.

10.        Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.  THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, APPLICABLE TO AGREEMENTS EXECUTED, DELIVERED AND PERFORMED WITHIN SUCH STATE, AND GUARANTOR HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN LOS ANGELES COUNTY, CALIFORNIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO GUARANTOR AT HIS ADDRESS AS IT APPEARS AT THE BEGINNING OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID.  GUARANTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.  NOTHING IN THIS SECTION SHALL AFFECT PURCHASER’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT PURCHASER’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR HIS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

12.   EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO.  IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTIONS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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          WITNESS THE EXECUTION HEREOF, under the hand and seal of the undersigned, this the 31st day of January, 2003.

GUARANTOR
PROLONG INTERNATIONAL CORPORATION

	By:	/s/ ELTON ALDERMAN

Elton Alderman, President
ATTEST:
/s/ THOMAS C. BILLSTEIN

Thomas C. Billstein, Secretary

CORPORATE SEAL

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